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                                                                                                          EXHIBIT 12


                                                             MERRILL LYNCH PREFERRED CAPITAL TRUST I
                                                              MERRILL LYNCH PREFERRED FUNDING I, L.P.
                                                               COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                    (dollars in thousands)


                                             FOR THE THREE MONTHS ENDED               FOR THE THREE MONTHS ENDED
                                                 SEPTEMBER 24, 1999                       SEPTEMBER 25, 1998
                                         ----------------------------------       ----------------------------------
                                          MERRILL LYNCH      MERRILL LYNCH         MERRILL LYNCH      MERRILL LYNCH
                                            PREFERRED          PREFERRED             PREFERRED          PREFERRED
                                         CAPITAL TRUST I    FUNDING I, L.P.       CAPITAL TRUST I    FUNDING I, L.P.
                                         ---------------    ---------------       ---------------    ---------------
Earnings                                    $  5,493           $  6,437              $  5,493           $  6,446
                                            ========           ========              ========           ========



Fixed charges                               $   -              $   -                 $   -              $   -

Preferred securities distribution
  requirements                                 5,328              5,493                 5,328              5,493
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $  5,328           $  5,493              $  5,328           $  5,493
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                  1.03               1.17






                                              FOR THE NINE MONTHS ENDED               FOR THE NINE MONTHS ENDED
                                                  SEPTEMBER 24, 1999                      SEPTEMBER 25, 1998
                                         -----------------------------------      ----------------------------------
                                         MERRILL LYNCH        MERRILL LYNCH        MERRILL LYNCH     MERRILL LYNCH
                                           PREFERRED            PREFERRED            PREFERRED         PREFERRED
                                         CAPITAL TRUST I     FUNDING I, L.P.      CAPITAL TRUST I    FUNDING I, L.P.
                                         ---------------     ---------------      ---------------    ---------------

Earnings                                   $ 16,479            $ 19,305              $ 16,479            $ 19,338
                                           ========            ========              ========            ========



Fixed charges                              $   -               $   -                 $   -               $   -

Preferred securities distribution
  requirements                               15,984              16,479                15,984              16,479
                                           --------            --------              --------            --------

Total combined fixed charges and
  preferred securities distributions       $ 15,984            $ 16,479              $ 15,984            $ 16,479
                                           ========            ========              ========            ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                     1.03                1.17                  1.03                1.17

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